UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the items presented at Viacom Inc.’s (the “Company”) Annual Meeting of Stockholders held on March 8, 2012, as certified by the Company’s independent inspector of election, are set forth below.  Each of items 1, 2 and 3 received the affirmative vote of the holders of a majority of the aggregate voting power of the Viacom Class A Common Stock on the Company’s record date, present in person or by proxy at the Annual Meeting, and was therefore approved pursuant to the Company’s Amended and Restated Bylaws.  A total of 50,756,122 shares of Class A Common Stock, representing approximately 98.72% of the Class A shares outstanding, were represented at the meeting.

1.	Election of Directors:
		For	Withheld	Broker Non-Votes
	George S. Abrams	48,797,848	380,326	1,577,948
	Philippe P. Dauman	48,797,529	380,645	1,577,948
	Thomas E. Dooley	48,797,203	380,971	1,577,948
	Alan C. Greenberg	47,569,661	1,608,513	1,577,948
	Robert K. Kraft	48,785,652	392,522	1,577,948
	Blythe J. McGarvie	48,803,081	375,093	1,577,948
	Charles E. Phillips, Jr.	48,803,988	374,186	1,577,948
	Shari Redstone	48,776,021	402,153	1,577,948
	Sumner M. Redstone	48,791,034	387,140	1,577,948
	Frederic V. Salerno	47,511,910	1,666,264	1,577,948
	William Schwartz	47,569,111	1,609,063	1,577,948

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for fiscal year 2012:

	For	Against	Abstentions
	50,707,639	40,301	8,182

3.	Approval of the Viacom Inc. Senior Executive Short-Term Incentive Plan, as amended and restated effective January 18, 2012:

	For	Against	Abstentions	Broker Non-Votes
	47,651,715	1,511,659	14,800	1,577,948

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  March 13, 2012